EXHIBIT 23
CONSENT OF EXPERT

We hereby consent to the incorporation by reference in the April 10, 2000 filing of Beautymerchant.com, Inc. on Form S-8 of our report appearing in the Company's Form 10-KSB for the year ended December 31, 1999 and Form 10-SB12G/A registration statement dated
August 23, 1999.

/s/ Michael J. Bongiovanni, CPA
______________________________
Michael J. Bongiovanni, P.A., C.P.A.
12433 Willingdon Road
Charlotte, NC  28078
Telephone: (704) 904-2390